EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report of Euro Group of Companies, Inc. (formerly ICT Technologies, Inc.), a Delaware corporation (the "Company") on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Chief Executive Officer, hereby certifies, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report of the Company fully complies with the requirements of section 13(a) of the Securities Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 31, 2011	By:	/s/ Vasilios Koutsobinas
Vasilios Koutsobinas
Chief Executive Officer